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                          EXHIBIT 24

             CONSENT OF INDEPENDENT ACCOUNTANTS

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             CONSENT OF INDEPENDENT ACCOUNTANTS       Exhibit 24




The Board of Directors
Southern Union Company:

We consent to the incorporation by reference in the registration statements of Southern Union Company on Form S-8
(File No. 2-79612, 33-37261, 33-61558, 33-69596 and 33-69598) of
our report dated September 15, 1994, on our audits of the consolidated financial statements and financial statement schedules of Southern Union Company and Subsidiaries as of June 30, 1994 and December 31, 1993 and for the years ended
June 30, 1994 and December 31, 1993 and 1992, which report is included in this Transition Report on Form 10-K.




                                  COOPERS & LYBRAND L.L.P.


Austin, Texas
September 26, 1994